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                                                                   EXHIBIT 10.20


SUNSOFT CONFIDENTIAL                                          Agreement No.8944

   SUN SOFTWARE SUBSCRIPTION SERVICES OUTSOURCING AND DISTRIBUTION AGREEMENT


This Agreement is made and entered into by and between SunSoft, Inc., a California corporation, located at 2550 Garcia Avenue, Mountain View, California 94043 ("Sun") and UniDireet Corporation, located at 1800 Green Hills Drive, Suite 201, Scotts Valley, California 95066 ("Customer").

 Customer's "Territory" shall mean North America.
                                   -------------
The parties agree as follows:


Sun.                                        Customer:

By:     /s/ Dave Walker                     By:    /s/ Bernard Gibb
        ------------------------------             ----------------------------

Name:   DAVE WALKER                         Name:  BERNARD GIBB
        ------------------------------             ----------------------------
        (printed or typed)                         (printed or typed)

Title:  VP, WORLDWIDE FIELD OPS             Title: PRESIDENT, UNIDIRECT CORP.
        ------------------------------             ----------------------------

Date:   3-18-97                             Date:  3/4/97
        ------------------------------             ----------------------------


                         General Terms and Conditions


1.0  DEFINITIONS.

1.1 "Agreement" means this Sun Software Subscription Services Outsourcing and Distribution Agreement and all Attachments hereto.

1.2 "Attachment(s)" means Attachment 1 (End User Binary Code License); Attachment 2 (Annual Activity Level Matrix); and, subsequent to execution of this Agreement by the parties, any other addenda, exhibits, or attachments that are signed by both parties and incorporated into this Agreement.

1.3 "Binary Code License" or "BCL" means an End User license to use the Software Product(s) and the Per Incident Upgrades. The BCL is located either on the outside of or inside the product packaging containing the Software Product or Per Incident Upgrade media. The BCL is accepted by End User opening the product packaging if the BCL is located outside the package and is visible to the End User; otherwise, if the BCL is located inside of the product packaging, by opening the package, reading the BCL, and installing the Software Product or Per Incident Upgrade on End User's computer platform or system. If the Per Incident Upgrades are delivered in electronic format, an electronic BCL accompanies the products, which is accepted by the End User loading the Per Incident Upgrade onto End User's computer platform or system, reading the BCL and clicking on the "Accept" button to initiate installation of the product media. Copy of Sun's standard BCL is attached hereto and marked as Attachment 1.

1.4 "Confidential Information" means that information which Customer and/or Sun desire to protect against unauthorized disclosure or use and which the disclosing party designates as confidential (i) in writing, if communicated in writing, or (ii) orally, prior to any oral disclosure of the Confidential Information. Confidential Information may include information of third parties. The terms and conditions of this Agreement shall be considered Confidential Information of Sun.

1.5  "Dollar" or "$" means the currency of the United States of America.

1.6 "Effective Date" means the date defined below in Section 6.0 (Term; Termination; and Survival).

1.7 "End User" means the entity to whom the BCL applies and to whom Customer furnishes the Subscription Kits and/or Per Incident Upgrades for internal use and not for resale, marketing, or leasing.

1.8 "End User Documentation" means users' manuals, programmers' guides and system guides that Sun may provide for use with the Per Incident Upgrades and which are specified in the Price List, if any.

1.9 "Error" means any reproducible failure of the Software Product(s) to perform its intended functions or any significant inaccuracies in the End User Documentation.

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SUNSOFT CONFIDENTIAL                                          Agreement No. 8944

1.10 "Error Correction" means a modification, addition, procedure or routine intended to correct the practical adverse effect of an Error.

1.11 "Fees" means the amounts due Sun for Subscription Kits and Per Incident Upgrades as described in the Price List.

1.12 "Per Incident Upgrade(s)" means the binary code version of the Updates, Version Releases, or Product Releases designated in the Price list as Sun Software Subscription program product(s) that may be delivered to Customer in prepackaged shrink-wrap form, or, on media that is not contained in product packaging.

1.13 "Price List" means the geographical specific release of the Sun OEM and Reseller License Fee and Royalty Schedule current at time of the Effective Date of this Agreement including any subsequent price changes made by Sun.

1.14 "Product Release" means a release of a Software Product which is designated by Sun in its sole discretion as a change in the digit(s) to the left of the decimal point in the Software Product version number [(x).x.x].

1.15 "Software Product(s)" means the machine-readable, executable code for the Sun computer software product(s) previously licensed by End User under terms of the applicable BCL and for which the Subscription Kit and/or Per Incident Upgrade is being acquired hereunder.

1.16 "Sun Software Subscription Certificate Kit(s)" or" Subscription Kit(s)" means the tangible paper copy or electronically downloadable materials designated in the Price list as Sun Software Subscription program product and may be delivered to Customer in a tangible pre-packaged kit or electronic form. The Subscription Kit contains a certificate for the Sun Software Subscription services entitling an End User to receive drop-shipments of Updates, Version Releases, Product Releases and Error Corrections directly from Sun; the Sun Software Subscription services program terms and conditions; the registration and acceptance form for End User(s) to complete and return to Sun; and, miscellaneous End User marketing collateral.

1.17 "Tax" means sales, use, rental, receipt, personal property, value-added, consumption, goods and services, or other tax which may be levied or assessed in connection with this Agreement, excluding tax based on Sun's income.

1.198te" means a release of a Software Product which is designated by Sun in its sole discretion as a change in the digit(s) to the right of the tenths digit in the Software Product version number [x.x.(x)].

1.19 "Version Release" means a release of a Software Product which is designated by Sun in its sole discretion as a change in the tenths digit in the Software Product version number [x.(x).x].

2.0      LICENSE TERMS AND CONDITIONS

2.1      License Grant.

(a) Subject to and in consideration of the conditions and restrictions set forth in this Agreement, Sun grants to Customer a nontransferable, non-exclusive, fee-bearing, limited license to distribute Subscription Kits and Per Incident Upgrades directly to End Users. Such distribution shall be limited to distribution within the Territory. Customer acknowledges that the Per Incident Upgrades delivered hereunder may be delivered in either electronic downloadable form or in prepackaged shrink-wrap form. Customer may not open the tangible paper copy of the Subscription Kits nor the Per Incident Upgrades package prior to delivery to End Users. The foregoing license grant shall be contingent upon Customer establishing and maintaining to the reasonable satisfaction of Sun, procedures and processes necessary to segregate Customer's activities and databases associated with performing under this Agreement, from the activities and databases of Customer associated with providing outsourcing services on behalf of its other customers.

(b) Customer may not distribute Subscription Kits provided to it under this Agreement unless the End User has first provided satisfactory proof of its license for the most current version of the Software Product(s). Proof of End User's current license will be satisfied by the End User showing Customer copies of its license or install disk, or cover page of the install disk manual, or other form of proof satisfactory to Sun that End User is licensed to the current Software Product version level.

(c) If the Per Incident Upgrades furnished to Customer are not accompanied with a BCL, each distribution by Customer to an End User must be made pursuant to a BCL that incorporates, in substance and is no less restrictive than, the terms and conditions of the Attachment 1. It is expressly acknowledged and agreed that in the United States and in other jurisdictions where enforceable copyright protection covering such Per Incident Upgrades exists, the BCL may be a written agreement on or accompanying Customer's product packaging containing the Per Incident Upgrade media and must comply with applicable law relating to agreements of such type. In all other jurisdictions, the BCL must be a written agreement signed by the End User and Customer, who shall be the "Licensor" under any such licenses. Sun does not undertake to inform Customer of the jurisdictions where such copyright protection exists. Product packaging produced by Customer shall look exactly like Sun's packaging unless Sun gives prior written approval to the contrary. Sun reserves the right to approve all such product packaging, and Customer agrees to promptly modify any materials that do not comply with this Section. Sun hereby grants Customer a limited trademark license for the Per Incident Upgrades described herein for the purpose of fulfilling the requirements of this Section. It is expressly acknowledged and agreed that nowhere in this Agreement is Customer granted the right to make copies of the licensed Per Incident Upgrades.

2.2 End User Documentation Distribution. If specified in the Price List, one (1) copy of End User Documentation is provided with each copy of the Per Incident Upgrade(s). Each additional copy of End User Documentation requires payment of applicable Fees as set forth in the Price List.

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2.3   Trademarks. As between Sun and Customer, Sun owns any and all trademarks for the Subscription Kits and Per Incident Upgrades. Such trademarks shall include all names, logos, designs and other designations or brands used by Sun in connection with the Subscription Kits and Per Incident Upgrades. Except as expressly stated herein, Customer is granted no right or license to, and shall not use or display any Sun trademark in any manner whatsoever on any product or document, unless otherwise expressly granted such right within this Agreement. Customer shall have the right to refer to the Subscription Kits and Per Incident Upgrades by their associated Sun trademarks in Customer's advertising or marketing materials; provided that, the Sun trademarks are (i) used only in the text of such materials (e.g., not in headlines or graphics) in the same typesize and typestyle as the surrounding text, (ii) used as adjectives and not as nouns,
(iii) marked with the applicable (R) or (TM) notices, and (iv) attributed to Sun Microsystems, Inc. in an appropriate location in such materials. Sun reserves the right to approve all such materials, and Customer agrees to promptly modify any materials that do not comply with this Section.

2.4 Governmental Approvals. Customer shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings and registrations as may be necessary for the performance of the terms and conditions of the Agreement, including without limitation, fair trade approvals, under all laws, regulations and other legal requirements within the Territory that apply to this Agreement, including tax and foreign exchange legislation.

2.5 No Other Rights. Except as expressly stated herein, no other license, right or interest is granted to Customer for any other purpose.

3.0  SUN OBLIGATIONS

3.1 Start-Up Funding. Upon execution of this Agreement by both parties and Sun's acceptance of Customer's marketing plan as set forth in Attachment 2 (Annual Activity Level Matrix), Sun shall pay to Customer the total sum of twenty thousand dollars ($20,000) as advance start up funding against ten (10) percent of its first two hundred thousand dollars ($200,000) in sales for the Marketing Rebate it may qualify for under Attachment 2. In the event of termination of this Agreement due to Customer's breach, ceasing to conduct business, or bankruptcy, Customer shall refund to Sun, the full amount of the twenty thousand payment, provided such breach, ceasing to conduct business, or bankruptcy occurred within ninety (90) days from the Effective Date of this Agreement. In the event of termination of this Agreement within ninety (90) days from the Effective Date for other than breach by Customer, the parties agree to negotiate in good faith a fair and equitable settlement of the amount to be refunded to Sun, if any. In the event Customer fails to achieve the sales target of two hundred thousand dollars, the full amount of the twenty thousand payment shall be refunded to Sun.

3.2 Customer Access to Sun Database. Customer shall have access to Sun's customer database, which shall be considered the Confidential Information of Sun.

3.3 Software Subscription Services Option On 1.800.Sun.Soft. Sun will include an option prompt on the Sun toll-free eight hundred (800) telephone number that will enable callers selecting this option to be automatically transferred to Customer. Customer will answer the caller by stating: "Sun Software Subscription Services Program".

4.0  CUSTOMER REPORTING REQUIREMENTS; REFUNDS; AND STOCK ROTATIONS

4.1 Customer Reports. Customer shall provide Sun with the following reports concerning the Subscription Kits and Per Incident Upgrades in such formats as and containing such information Sun may establish from time to time: Reports; Annual Audited Financial Statements; Annual Business Plans; Monthly "Sales-Out" Activity (including but not limited to reseller name and address, dollar volume, and type and quantity of Subscription Kits and Per Incident Upgrades sublicensed; and Yearly Forecasts).

4.2  Return of Product and Refund of Fees Paid.

(a) In the event the End User does not accept the Sun Software Subscription services program terms and conditions and elects within fifteen (15) days of purchase to return, shipping prepaid and retaining all risk of loss or damage, to Customer the Subscription Kit for a refund of the Fees paid, Customer will accept return of the Subscription Kit from End User and refund the Fees paid to End User. Customer may return, shipping prepaid, to Sun, the Subscription Kit returned by End User to Customer for a refund of the Fees paid to Sun by Customer, provided, however, that: (i) the Subscription Kit was properly returned to Customer by the End User within fifteen days of its purchase; and,
(ii) Customer requests and has received an RMA number from Sun within five (5) business days of the Subscription Kit's return by the End User to Customer.

(b) In the event the End User, upon reading the BCL, elects to return the Per Incident Upgrade, the Customer will accept return, shipping prepaid and retaining all risk of loss or damage, of the Per Incident Upgrades opened because the BCL was inside of the product packaging and unopened Per Incident Upgrades delivered to Customer in prepackaged shrink-wrap form and shall refund the license fee to the End User. Customer may return, shipping prepaid, to Sun the Per Incident Upgrades returned by End User to Customer for a refund of the Fees paid to Sun by Customer, provided, however, that the Per Incident Upgrade was not installed on End User's computer platform or system

4.3  Stock Rotation.

(a) Not more than once every three (3) months, beginning with the Effective Date, Customer may return, shipping prepaid and retaining all risk of loss or damage, to Sun, Per Incident Upgrades opened because the BCL was inside of the product packaging, and unopened Per Incident Upgrades delivered to Customer in prepackaged shrink-wrap form, whose total payment amount shall not exceed ten percent (10%) of the net cumulative Fees for such products shipped to Customer during the immediately prior three (3) month period. Sun shall credit Customer with the total payment amount Customer paid for such products if the return is accompanied by a firm order for the immediate delivery of other Per Incident Upgrades whose total payment amount at least equals that of the returned product(s).

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(b)  Before returning any Per Incident Upgrades under the above provisions,
Customer shall contact Sun and obtain a "Return Material Authorization" ("RMA"). Sun shall not be responsible for Per Incident Upgrades returned without an RMA. For requested return of products per any stock rotation provisions herein, Sun will issue an RMA within five (5) business days of the request.

5.0  SUN PRODUCT UPGRADES AND OBSOLESCENCE

5.1 Upgrades. Customer shall have the right, as described below, to upgrade Per Incident Upgrades delivered to Customer in its inventory that were shipped to Customer not more than sixty (60) days before the date that Sun commences shipment of a new Update, Version Release, and/or Product Release ("Commencement Date"). Upgrades to Per Incident Upgrades shipped to Customer more than sixty
(60) days before the Commencement Date may be made available to Customer and Sun, in its sole discretion, may charge an additional Fee for such upgrade.

(a) Updates: Updates from the immediately preceding Update version will be provided to Customer at no charge. Customer shall provide Sun with a written request for such Updates and shall provide serial numbers for all preceding Update versions to be updated.

(b) Version Releases and/or Product Releases. Provided that Sun's Fees do not increase between Version Releases and/or Product Releases, upgrades to such Version Releases and/or Product Releases from the immediately preceding Version Release shall be provided to Customer at no charge. Version Releases and/or Product Releases for which Sun increases its Fees may be made available to Customer at Sun's then-current upgrade fee.

(c) Shipping charges for all upgrades shall be paid by Customer. Customer is limited to two (2) written requests for upgrades per Update, Version Release and/or Product Release. The first request for upgrade must be received by Sun within thirty (30) days of the Commencement Date and the second request for upgrade must be received by Sun within sixty (60) days of the Commencement Date. If Customer fails to make such requests within the timeframe described, Customer shall no longer have the right to upgrade the Per Incident Upgrades hereunder.

5.2 Obsolescence. For a period of sixty (60) days after Sun discontinues offering a Per Incident Upgrade, Customer shall have the right to return, shipping prepaid and retaining all risk of loss or damage, to Sun, any such Per Incident Upgrades delivered to Customer. Sun shall credit Customer with the total payment amount Customer paid for such Per Incident Upgrade if the return is accompanied by a firm order for the immediate delivery of other Per Incident Upgrades whose total payment amount at least equals that of the returned Per Incident Upgrades.

6.0  TERM; TERMINATION; AND SURVIVAL.

6.1 Effective Date. This Agreement shall commence on the date of its execution by Sun. However, this Agreement shall commence 1ater if Sun will be liable for a penalty without an approval, registration, or filing as referred to in Section
2.5 (Government Approvals); or, should Sun require a US export license, the date of such approval, registration, filing, or granting of that license (collectively, the "Effective Date").

6.2 Term. This Agreement shall have an initial term of one (1) year, and at the end of such term, shall be automatically renewed for an additional one (1) year period, unless, prior to the end of the initial term, either party gives the other party ninety (90) days advance written notice of its intent not to renew for such additional one year period (the "Term").

6.3  Termination.

(a) If either party fails to comply with any of the terms and conditions of this Agreement, the other party may terminate this Agreement upon thirty (30) days written notice to the breaching party specifying any such breach, unless the breach specified therein has been remedied within such thirty (30) day period. In the event of Customer's breach, Sun may terminate this Agreement in its entirety or as to any individual Subscription Kit or Per Incident Upgrade.

(b) After this Agreement has been in effect for a period of nine (9) months from the Effective Date, either party may terminate this Agreement for its convenience and without cause for any reason whatsoever, upon thirty (30) days written notice to the other party.

(c) Either party may terminate this Agreement immediately in the event that the other party ceases to conduct its operations in the normal course of business, or files for or becomes the subject of a Bankruptcy petition, or is placed in receivership, or attempts to assign this Agreement to creditors or otherwise without prior written consent of the other party.

(d) In the event of the direct or indirect taking over or assumption of control of Customer or substantially all of its assets by any government authority or other third party, Sun shall have the right to terminate this Agreement upon first giving written notice to Customer.

6.4  Effect of Termination.

(a) For Breach by Customer: Upon termination of this Agreement for breach by Customer, Customer shall discontinue distributing the Subscription Kits and Per Incident Upgrades, shall return all such products and all copies thereof in its possession to Sun or destroy all such products and all copies thereof in Customer's possession and certify in writing by an officer of Customer that the Subscription Kits and/or Per Incident Upgrades and all copies thereof were so destroyed.

(b) For Other Than Breach by Customer: Upon termination of this Agreement for all other reasons, Customer, for a period of ninety (90) days, may continue to distribute its inventory of Subscription Kits and Per Incident Upgrades.

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SUNSOFT CONFIDENTIAL                                         Agreement No. 8944

(c) Effect on BCLs Granted Prior to Termination and Fees due to Sun. BCL's for the Per Incident Upgrades granted prior to the effective date of termination shall continue in accordance with their terms and conditions. Customer's obligation to pay Fees accrued prior to the termination of this Agreement shall not terminate.

6.5 No Liability For Termination. To the full extent allowed by any applicable law and except as expressly provided in this Agreement, Customer agrees that it shall have no rights to damages or indemnification of any nature due to any expiration or rightful termination of this Agreement by Sun. The foregoing restriction shall include without limitation, commercial severance pay whether by way of loss of future profits, expenditure for promotion of the Subscription Kits and Per Incident Upgrades, payment for goodwill generated or other commitments made in connection with the business contemplated by this Agreement or other similar matters. Customer will not be entitled under local law or otherwise to receive any payment from Sun due to such expiration or rightful termination, whether for actual, consequential, indirect, special or incidental damages, costs or expenses, whether foreseeable or unforeseeable, any right to which Customer hereby waives and disclaims. CUSTOMER EXPRESSLY WAIVES AND RENOUNCES ANY CLAIM TO COMPENSATION OR INDEMINITIES FOR ANY TERMINATION OF BUSINESS RELATIONSHIP BY A FOREIGN BUSINESS ENTITY, WHICH MAY EXIST UNDER THE LAWS OF ANY APPLICABLE JURISDICTION.

6.6 Survival of this Agreement. Those rights and obligations that by their nature extend beyond the term of this Agreement shall survive any termination or expiration of this Agreement.

7.0  PAYMENTS; ANNUAL ACTIVITY LEVEL; AND TAXES

7.1 Payment Terms. Subscription Kits may be acquired by Customer on a consignment basis from Sun. In the event Customer elects to acquire Subscription Kits on consignment, commencing on the thirtieth (30) day following the Effective Date of this Agreement, Customer agrees to provide monthly reports to Sun detailing the type and quantity of Subscription Kits distributed to End Users in the prior month. In consideration of the rights granted to Customer hereunder, Customer shall pay to Sun the Fees and other payments for the applicable Subscription Kits and Per Incident Upgrades within thirty (30) days from Sun's invoice date. Sun's acceptance of this Agreement and any associated order(s) does not imply Sun's approval of an open line of credit. Credit terms are established by Sun based in part upon Customer's financial and payment records. Sun reserves the right to place Customer on credit hold in the event Customer's financial condition ceases to warrant the credit terms described above. Customer may not be required to pay the disputed portion of any invoice, pending resolution of that dispute; provided, however, that notice of the dispute has been forwarded to Sun in writing within fifteen (15) days of the date of the invoice.

7.2 Payment of Fees and Annual Activity Level. Customer shall pay Sun a Fee equal to the amount(s) set forth in the Price List for the Subscription Kits and Per Incident Upgrades less the applicable discount based on the "Activity Level", as agreed to by the parties and set forth in Attachment 2 (Annual Activity Level Matrix) hereto. The "Annual Activity Level" shall represent Customer's projected annual minimum commitment of Fees it will pay Sun for the Subscription Kits and Per Incident Upgrades during each year of the term. Should Customer reach an annual commitment, for the periods defined below in Section
7.3 (Minimum Payments), that is different than its projected annual commitment of Fees at the time of execution of this Agreement, Sun may pursue any of the options identified below in Section 7.3.

7.3  Minimum Payments.

a) Customer must accept delivery of products ordered in excess of the chosen Annual Activity Level according to the following schedule. The schedule shall be as follows: (i) delivery of products equal or in excess of fifty percent (50%) of the chosen Annual Activity Level within the first nine (9) months of the term of the Agreement, and (ii) delivery of products equal or in excess of one-hundred percent (100%) of the chosen Annual Activity Level within the first fifteen (15) months of the term of the Agreement. If Customer does not accept delivery of products in accordance with such schedule, the discount for the remainder of the Agreement may be adjusted by Sun at its discretion.

b) If, after one half (1/2) of the Term, Customer determines that it will accept delivery of Subscription Kits and Per Incident Upgrades of more than the maximum aggregate dollar volume for its Annual Activity Level, Customer shall notify Sun. Upon Sun's approval, the discount will be reset for future orders at a higher Annual Activity Level. Any such increased discount shall not be retroactively applied to products already delivered to Customer.

c) If Customer has not accepted delivery of Subscription Kits and Per Incident Upgrades resulting in the minimum aggregate dollar volume for its Annual Activity Level, then Customer's Annual Activity Level for any subsequent Agreement term will be determined by the actual amount delivered or Fees incurred and/or paid during the current Term or such other Annual Activity Level agreed to by the parties. Customer will not be allowed to increase its Annual Activity Level during that subsequent Agreement term due to changes in forecasts.

7.4 Updates, Version Releases and Product Releases. The Fees specified in this Agreement are for the then current release at time of the Effective Date for this Agreement of the Subscription Kits and Per Incident Upgrades only. Subsequent Subscription Kits, Updates, Version Releases and Product Releases may require additional payment and/or additional terms and conditions hereunder. Sun shall have the right, at its sole discretion and without incurring any liability to Customer, to modify the Subscription Kits and/or Per Incident Upgrades or discontinue their manufacture, sale or support and will provide Customer with thirty (30) days prior notice. Such change shall not require Customer's approval.

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7.5  Price Changes. Sun reserves the right to change the Price List, discounts and/or fees for any Sun products at any time. Price decreases will take effect immediately upon announcement. In the event of a price increase, Sun shall provide Customer with thirty (30) days prior notice. Such change shall not require Customer's approval. If, during the term of this Agreement, Sun decreases the Fee for any Subscription Kit and/or Per Incident Upgrade, Customer will be allowed a credit toward new orders for any Subscription Kit and/or Per Incident Upgrade placed within thirty (30) days of receiving such notice from Sun. This credit will be equal to the difference between the new Fee and the previous Fee for all such unopened products in Customer's inventory as of the date of such notice which were shipped to Customer not more than ninety (90) days before such notice and whose serial numbers are submitted to Sun with Customer's written request for credit. All orders for Subscription Kits and/or Per Incident Upgrades scheduled for shipment or in transit to Customer at the time of such notice shall be adjusted to the decreased Fee.

7.6  Taxes.

(a) Subject to Subsection (b) below, all amounts payable by Customer under this Agreement are exclusive of any Tax, levy or similar governmental charge that may be assessed by any jurisdiction, whether based on gross revenue, the delivery, possession or use of the Subscription Kits and/or Per Incident Upgrades, the execution or performance of this Agreement or otherwise, except for net income, net worth or franchise taxes assessed on Sun. If, under the local law, Customer is required to withhold any Tax on such payments, then the amount of the payment actually remitted to Sun will be net of all Taxes. Customer will promptly furnish Sun with the official receipt of payment of these Taxes to the appropriate taxing authority. Customer will pay all other Taxes, levies or similar governmental charges or provide Sun with a certificate of exemption acceptable to the taxing authority.

(b) Notwithstanding Subsection (a) above, Customer may deduct from payments any income tax or tax of a similar nature imposed by any non-United States government ("Foreign Government Income Tax") on the income of Sun from such payment and actually paid by Customer for the account of Sun. In the event that Customer deducts any such income tax from any such payment, Customer shall furnish Sun with evidence acceptable to Sun and to the United States Government to sufficiently establish that such Foreign Government Income Tax has been paid for the account of Sun.

8.0  RECORD KEEPING; RIGHT to AUDIT; AND FORECASTING

8.1 Record Keeping. Customer shall maintain for a three (3) year period revenue records sufficient to determine that Customer is in compliance with this Agreement as it relates to the correctness of the Fees and other payments hereunder.

8.2 Right to Audit. Sun shall have the right to audit the records and accounts of Customer required to be kept in accordance with this Agreement. The auditor shall be adequately bound to keep confidential the Confidential Information of Customer learned during the course of or pursuant to the audit. Any such audit shall be performed only during Customer's normal business hours, no more frequently than once per calendar year, and shall be performed in such a manner as to avoid unreasonable interference with Customer's business operations; and the auditor shall be limited to reporting the adequacy of Customer's records and accounts, including, but not limited to, whether Customer is in compliance with the terms of this Agreement. This right to audit provision shall continue throughout the term of this Agreement and shall survive the termination of this Agreement insofar as applicable to payment obligations accrued prior to such termination.

8.3 Forecasting. On the first business day of each Sun calendar quarter, Customer shall provide Sun with a rolling six (6) month nonbinding written forecast of Customer's projected shipments for each Subscription Kit and Per Incident Upgrade licensed hereunder.

9.0  CONFIDENTIAL INFORMATION

9.1 Restrictions. Each party shall hold in confidence any Confidential Information received by it from the other and shall protect the confidentiality of such with the same degree of care that it exercises with respect to its own information of like import, but in no event less than reasonable care, for a period of five (5) years from the date of disclosure.

9.2 Exceptions. Notwithstanding any provisions herein concerning non-disclosure and non-use of the Confidential Information, the obligations of the preceding paragraph shall not apply to any portion of the Confidential Information which:

(a) is now or which hereafter through no act or failure to act on the part of the receiving party becomes generally known in the computer systems industry without restriction on disclosure;

(b) is hereafter furnished to the receiving party by a third party as a matter of right without restriction on disclosure;

(c) is independently developed by the receiving party, without the use of the Confidential Information;

(d)  is disclosed to others without restriction;

(e) is required to be disclosed pursuant to a legal, judicial, administrative procedure or otherwise required by law; providing, the disclosing party gives the other party notice of the proposed disclosure with sufficient time to seek relief and that such disclosure, if made, is made in a fashion as to maximize the protection of the information from further disclosure;

(f)  is already known to Customer without restriction on disclosure; or

(g) is approved for release or use without restriction by written authorization of an officer of the party making the disclosure.

9.3 Advising Employees and Suspected Violations. Customer shall inform its employees and/or contractors having access to Confidential Information of Customer's limitations, duties and obligations regarding non-disclosure and copying of Sun Confidential Information imposed by (i) this Agreement and/or
(ii) third parties who have supplied information and/or technology to Sun. Customer shall

                                    6 of 12

SUNSOFT CONFIDENTIAL                                          Agreement No. 8944

obtain or have obtained its employees' and/or contractors' agreement to comply with such limitations, duties and obligations. Customer agrees to provide notice to Sun immediately after learning of or having reason to suspect a breach of any of the proprietary restrictions set forth in this Section.

9.4 Returning Confidential Information. Except as provided herein, within thirty (30) days after termination of this Agreement, all materials containing Confidential Information of Sun shall be returned to Sun.

10.0   WARRANTIES AND DISCLAIMERS

10.1   Customer's Limited Warranty: Sun warrants that for a period of ninety
(90) days from the date of delivery to Customer: (i) the media on which the Per Incident Upgrade is furnished will be free of defects in materials and workmanship under normal use; and (ii) the Per Incident Upgrade contains the features described in the Price List. Except for the foregoing, to the full extent allowed by applicable law, the Subscription Kits and Per Incident Upgrades are provided "AS IS". Customer's exclusive remedy and Sun's entire liability under this limited warranty will be at Sun's option to repair or replace the Subscription Kit and/or Per Incident Upgrade.

10.2 High Risk Activities. CUSTOMER ACKNOWLEDGES THAT THE PER INCIDENT UPGRADES MAY CONTAIN ERRORS AND ARE NOT DESIGNED OR INTENDED FOR USE IN ON-LINE CONTROL EQUIPMENT IN HAZARDOUS ENVIRONMENTS REQUIRING FAIL-SAFE PERFORMANCE, INCLUDING WITHOUT LIMITATION, THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS, AIR TRAFFIC CONTROL, DIRECT LIFE SUPPORT MACHINES OR WEAPONS SYSTEMS ("HIGH RISK ACTIVITIES") IN WHICH THE FAILURE OF THE PER INCIDENT UPGRADES WOULD LEAD DIRECTLY TO DEATH, PERSONAL INJURY OR SEVERE PHYSICAL OR ENVIRONMENTAL DAMAGE. CUSTOMER REPRESENTS AND WARRANTS THAT IT WILL NOT USE, DISTRIBUTE OR LICENSE THE PER INCIDENT UPGRADES FOR HIGH RISK ACTIVITIES.

10.3 No Other Warranties. TO THE FULL EXTENT ALLOWED BY APPLICABLE LAW, EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY DISCLAIMED.

11.0   LIMITATION OF LIABILITY

TO THE FULL EXTENT ALLOWED BY ANY APPLICABE LAW, EXCEPT FOR EXPRESS UNDERTAKINGS UNDER SECTION 10.2 (HIGH RISK ACTIVITIES) AND OBLIGATIONS TO DEFEND UNDER
SECTION 12.0 (INTELLECTUAL PROPERTY CLAIMS) OF THIS AGREEMENT, EACH PARTY'S LIABILITY TO THE OTHER FOR CLAIMS RELATING TO THIS AGREEMENT, WHETHER FOR BREACH OR IN TORT, SHALL BE LIMITED TO ONE HUNDRED PERCENT (100%) OF THE AMOUNT HAVING THEN ACTUALLY BEEN PAID BY CUSTOMER TO SUN FOR ALL COPIES LICENSED HEREUNDER FOR THE PARTICULAR SUBSCRIPTION KIT AND/OR PER INCIDENT UPGRADE GIVING RISE TO SUCH CLAIM, IF ANY. THE FOREGOING LIMITATION DOES NOT REDUCE CUSTOMER'S OBLIGATION TO PAY SUN THE LICENSE FEES DUE AND OWING FOR THE SUBSCRIPTION KITS AND/OR PER INCIDENT UPGRADES. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF TILLS AGREEMENT (INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), HOWEVER IT ARISES, WHETHER FOR BREACH OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, BREACH OF WARRANTY, OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE FOREGOING LIMITATION OF LIABILITY OF CUSTOMER TO SUN SHALL NOT APPLY IF CUSTOMER'S ACTIONS OR INACTION RESULT IN THE UNAUTHORIZED DISCLOSURE, DISTRIBUTION OR USE OF THE SUBSCRIPTION KITS AND/OR PER INCIDENT UPGRADES OR CONFIDENTIAL INFORMATION.

12.0   INTELLECTUAL PROPERTY CLAIMS

(a) Sun will defend or settle at its option and expense any legal proceeding brought against Customer, to the extent that it is based on a claim that Sun products directly infringe a copyright or U.S. patent, and will pay all damages and costs awarded by a court of final appeal attributable to such claim, provided that Customer: (i) gives written notice of the claim promptly to Sun;
(ii) gives Sun sole control of the defense and settlement of the claim; (iii) provides to Sun all available information and assistance; and (iv) has not compromised or settled such claim.

(b) If any Sun products are found to infringe, or in Sun's opinion are likely to be found to infringe, Sun may elect to: (i) obtain for Customer the right to use such products; (ii) replace or modify the products so that they become non-infringing; or, if neither of these alternatives is reasonably available, (iii) remove the products and refund Customer's net book value for these products.

(c) Sun has no obligation under this Section for any claim which results from: (i) use of Sun products in combination with any non-Sun-provided equipment, software or data; (ii) Sun's compliance with designs or specifications of Customer; (iii) modification of Sun products; or (iv) use of an allegedly infringing version of any Sun products, if the alleged infringement could be avoided by the use of a different version made available to customer.

(d) This Section states the entire liability of Sun and exclusive remedies of Customer for claims of infringement.

13.0   MAINTENANCE AND SUPPORT

13.1 As between Sun and Customer, this Agreement does not include maintenance and support of the Per Incident Upgrades by Sun.

                                    7 of 12

SUNSOFT CONFIDENTIAL                                          Agreement No. 8944

14.0    GOVERNMENT CONTRACTS

14.1    U.S. Government

(a) If Customer is acquiring Subscription kits and/or Per Incident Upgrades, including accompanying End User Documentation, on behalf of the U.S. Government, the following provisions apply: if Subscription Kits or Per Incident Upgrades are supplied to the Department of Defense ("DOD"), such products are subject to "Restricted Rights" including a legend to be affixed to such products, as that term is defined in the DOD Supplement to the Federal Acquisition Regulations ("DFAR") in paragraph 252.227-7013(c)(1). If Subscription Kits or Per Incident Upgrades are supplied to any unit or agency of the U.S. Government other than DOD, the U.S. Government's rights in such products will be as defined in paragraph 52.227-19(c)(2) of the Federal Acquisition Regulations ("FAR"). Customer shall indemnify Sun for any claims or damages arising from any claim by the US Government to more than Restricted Rights in and to the Subscription Kits or Per Incident Upgrades resulting from Customer's failure to provide a Restricted Rights legend as required herein. Any failure by Sun to affix a Restricted Rights legend on the Subscription Kits or Per Incident Upgrades shall not be deemed to constitute a waiver of any limitation on Customer's rights imposed by this Agreement.

(b) Under no circumstances shall Sun be obligated to comply with any requirements imposed by the United States government (the "US Government") regarding submission of or the request for exemption from submission of cost or pricing data or cost accounting requirements for any distribution or license of Subscription Kits or Per Incident Upgrades that would require compliance by Sun with US Governmental requirements relating to cost or pricing data or cost accounting requirements.

14.2    Other Sovereign Governments

At its own cost and expense, Customer will take all necessary steps in making proposals and agreements with sovereign governments other than the U.S. Government which involve Subscription Kits or Per Incident Upgrades and End User Documentation to ensure that Sun's proprietary rights in such products receive the reasonably necessary protection available from such foreign governments for commercial computer software and related documentation developed at private expense.

15.0    MISCELLANEOUS

15.1 Force Majeure. A party is not liable for non-performance of this Agreement, to the extent to which the non-performance is caused by events or conditions beyond that party's control, and the party gives prompt notice to the other party and makes all reasonable efforts to perform. In no event will this provision affect Customer's obligation to make payments under this Agreement.

15.2 Severability. In the event that any part of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other parts of this Agreement, unless Sun deems the unenforceable part to be essential to this Agreement, in which case Sun may terminate this Agreement, effective immediately upon notice to Customer.

15.3 Relationship of the Parties. Neither Customer nor any of its employees, consultants, contractors or agents are agents, employees, franchisees or joint venturers of Sun, nor do they have any authority to bind Sun by contract or otherwise to any obligation. They will not represent to the contrary, either expressly, implicitly or otherwise.

15.4 Choice of Law; Jurisdiction and Venue. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California, United States of America (except that body of law controlling conflict of laws) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. The parties hereby exclusively submit to the personal jurisdiction of, and waive any objection against, the United States District Court for the Northern District of California, and the state courts of the State of California for the County of Santa Clara.

15.5 Import and Export Laws. Products, including without limitation, technical data are subject to U.S. export control laws and may be subject to export or import regulation in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import Subscription Kits and Per Incident Upgrades as may be required after delivery to Customer.

15.6 No Assignment. This Agreement, including any licenses and rights granted hereunder, may not be sold, leased, assigned, or otherwise transferred, in whole or in part, by Customer without the prior written consent of Sun.

15.7 Notices. All notices required hereunder must be in writing and delivered either in person or by a means evidenced by a delivery receipt, to the address specified below or as otherwise notified in writing. Such notice will be effective upon receipt.

          Sun's notice contact shall be:                     With a copy to:

          SunSoft, Inc.                                      SunSoft Legal Department
          Attn: Vice President Sales                         Attn: Vice President and General Counsel
          2550 Garcia Avenue, MPKO8-203                      2550 Garcia Avenue, MPK18-206
          Mountain View, California 94043:                   Mountain View, California 94043
          Telephone:                                         Telephone: 415.786.4663
          Facsimile:                                         Facsimile: 415.786.4597
                                                             Email Address: doug.nelson@Eng.Sun.Com

                                    8 of 12

SUNSOFT CONFIDENTIAL                                          Agreement No. 8944

          Customer's notice contact shall be:                With a copy to:

          UniDirect Corporation                              UniDirect Corporation
          Attn: John Erdag                                   Attn: Bernie Jubb
          Address: 1800 Green Hills Drive, Suite 201,        Address: 1800 Green Hills Drive, Suite 201,
          Scotts Valley, California 95066                    Scotts Valley, California 95066
          Telephone: 408.461.4799                            Telephone: 408.461.4799
          Facsimile: 408.461.5055                            Facsimile: 408.461.5055
          Email Address: sales@unidirect.com                 Email Address: sales@unidirect.com

15.8 No Waiver. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

15.9 No Rights in Third Parties. This Agreement is made for the benefit of the parties hereto, and not for the benefit of any third parties unless otherwise stated herein or agreed to in writing by the parties.

15.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute but one and the same instrument.

15.11 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.12 Construction. This Agreement has been negotiated by the parties hereto and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party. The original of this Agreement has been written in English, and such version shall be the governing version of the Agreement. To the extent allowed under applicable law, Customer waives any right it may have, if any, under any law or regulation to have this Agreement written in a language other than English.

15.13 Orders. This Agreement does not constitute an order for Sun products, but rather a commitment to order Subscription Kits and Per Incident Upgrades as set forth in the Attachment 2 (Annual Activity Level Matrix). Purchase orders for Sun products shall be submitted to Sun by Customer pursuant to the terms of this Agreement and any terms or conditions set forth on such purchase order, check, or other document of Customer shall have no force or effect whatsoever. Customer further acknowledges that it does not take title to the Subscription Kits or Per Incident Upgrades, with the exception of the media and printed materials, but rather licenses the Sun products pursuant to the terms and conditions of this Agreement.

15.14 Deliveries. Subscription Kits and Per Incident Upgrades shall be delivered F.O.B. Sun's designated shipping facility unless otherwise agreed to by the parties in writing. Sun may make partial deliveries and such deliveries will not relieve Customer of its obligation to accept the remainder of that order in whole or in part. Sun may allocate Subscription Kits and Per Incident Upgrades to fairly accommodate orders received by Sun from all customers at anytime demand exceeds the available supply.

15.15 Equitable Relief. Because the licenses granted under this Agreement are personal and unique, and because Customer will have access to and become acquainted with confidential and proprietary information of Sun, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone, both parties agree that, in addition to any and all legal remedies available to Sun for Customer's breach of this Agreement, Sun shall be entitled to equitable relief and to avail itself of actions against Customer and/or third parties for seizure and injunctive relief. If an unauthorized use or disclosure occurs, Customer will promptly notify Sun and take, at Customer's expense, all steps which are necessary to recover the confidential and proprietary information of Sun and to prevent its subsequent unauthorized use or dissemination.

15.16 Entire Agreement. This Agreement, including all Attachments hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. Unless otherwise provided herein, this Agreement may not be modified, amended, rescinded, or waived, in whole or part, except by a written instrument signed by the authorized representatives of both parties.

                                    9 of 12

SUNSOFT CONFIDENTIAL                                          Agreement No. 8944

                                 Attachment 1
                          End User Binary Code License

SUN IS WILLING TO LICENSE THE ACCOMPANYING SOFTWARE TO YOU ONLY UPON THE CONDITION THAT YOU ACCEPT ALL OF THE TERMS CONTAINED IN THIS LICENSE AGREEMENT. READ THE TERMS AND CONDITIONS OF THIS LICENSE CAREFUlLY BEFORE OPENING THE SOFTWARE MEDIA PACKAGE. BY OPENING THE SOFTWARE MEDIA PACKAGE, YOU AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU ARE NOT WILLING TO BE BOUND BY THIS AGREEMENT, RETURN THE SOFTWARE UNUSED WITHIN FIFTEEN (15) DAYS OF
PURCHASE FOR A REFUND OF THE LICENSE FEE PAID.

1. License to Use. Customer is granted a non-exclusive and non-transferable license ("License") for the use of the accompanying binary software in machine-readable form, together with accompanying documentation ("Software"), by the number of users and the class of computer hardware for which the corresponding fee has been paid.

2. License to Develop. This License authorizes Customer to develop software programs utilizing the Software. However, in the event that Customer desires to develop software programs which incorporate portions of Software ("Developed Programs"), the following provisions apply, to the extent applicable: Developed Programs are to have an application programming interface that is the same as Software; fonts within Software are to remain associated with their toolkit or server; Developed Programs may be used and distributed, but only on computer equipment licensed to utilize Software, unless an additional Developer's License Agreement has been executed by Sun and Customer; Customer is not licensed to develop printing applications or print unless Customer has secured a valid printing license; incorporation of portions of Motif(R) in Developed Programs may require reporting of copies of Developed Programs to Sun; and Customer agrees to indemnify, hold harmless and defend Sun and its Licensors from and against any claims or suits, including attorneys' fees, which arise or result from distribution or use of Developed Programs to the extent such claims or suits arise from the development performed by Customer.

3. Restrictions. Software is copyrighted and title to all copies is retained by Sun and/or its licensors. Customer shall not make copies of Software, other than a single copy of Software for archival purposes and, if applicable, Customer may, for its internal use only, print the number of copies of on-line documentation for which the applicable fee has been paid, in which event all proprietary rights notices on Software shall be reproduced and applied. Except as specifically authorized in Paragraph 2 above or unless enforcement of this provision is prohibited by applicable law, Customer shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software. Software is not designed or licensed for use in on-line control equipment in hazardous environments such as operation of nuclear facilities, aircraft navigation or control, or direct life support machines.

4. Confidentiality. Software is confidential and proprietary information of Sun and/or its licensors. Customer agrees to take adequate steps to protect Software from unauthorized disclosure or use.

5. Limited Warranty. Sun warrants that for a period of ninety (90) days from the date of purchase, as evidenced by a copy of the receipt; (i) the media on which Software is furnished will be free of defects in materials and workmanship under normal use; and (ii) the Software contains the features described in the Sun price list. Except for the foregoing, the Software is provided "AS IS". This limited warranty extends only to Customer as the original licensee. Customer's exclusive remedy and Sun's entire liability under this limited warranty will be at Sun's option to repair or replace the Software.

6. Disclaimer of Warranty. EXCEPT AS SPECIFIED IN THIS LICENSE, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED to THE EXTENT ALLOWED BY APPLICABLE LAW.

7. Limitation of Liability. IN NO EVENT WILL Sun BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY to USE SOFTWARE, EVEN IF Sun HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall Sun's liability to Customer, whether in contract, tort (including negligence), or otherwise, exceed the license fee paid by Customer for Software. The foregoing limitations shall apply even if the above stated warranty fails of its essential purpose.

8. Termination. This License is effective until terminated. Customer may terminate this License at any time by destroying all copies of Software including any documentation. This License will terminate immediately without notice from Sun if Customer fails to comply with any provision of this License. Upon termination, Customer must destroy all copies of Software.

9. Export Regulations. Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software.

10. U.S. Government Restricted Rights. If Customer is acquiring Software including accompanying documentation on behalf of the U.S. Government, the following provisions apply. If software is supplied to the Department of Defense ("DOD"), software is subject to "Restricted Rights", as that term is defined in the DOD Supplement to the Federal Acquisition Regulations ("DFAR") in paragraph 252.227-7013(c)(1). If Software is supplied to any unit or agency of the United States Government other than DOD, the Government's rights in Software will be as defined in paragraph 52.227-19(c)(2) of the Federal Acquisition Regulations ("FAR"). Use, duplication,

                                   10 of 12

SUNSOFT CONFIDENTIAL                                          Agreement No. 8944

reproduction or disclosure by the Government is subject to such restrictions or successor provisions. Contractor/Manufacturer is: Sun, Inc., 2550 Garcia Ave., Mountain View, CA 94043.

11. Governing Law. This Agreement is made under, shall be governed by and construed in accordance with the laws of the State of California, U.S.A., excluding its choice of law provisions.

12. Severability. If any of the above provisions are held to be in violation of applicable law, void, or unenforceable in any jurisdiction, then such provisions are herewith waived to the extent necessary for the License to be otherwise enforceable in such jurisdiction. However, if in Sun's opinion deletion of any provisions of the License by operation of this paragraph unreasonably compromises the rights or liabilities of Sun or its licensors, Sun reserves the right to terminate the License and refund the fee paid by Customer as Customer's sole and exclusive remedy.

13. Integration. This Agreement is the entire agreement between Customer and Sun relating to Software and: (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (ii) prevails over any conflicting or additional terms of any quote, order, acknowledgment, or similar communication between the parties during the term of this Agreement. No modification to the Agreement will be binding, unless in writing and signed by a duly authorized representative of each party.

                                    11 of 12

SUNSOFT CONFIDENTIAL                                          Agreement No. 8944

                                  Attachment 2

                          Annual Activity Level Matrix



I.   Sun Annual Activity Level/discount Matrix

     Discount(s) provided to Customer under this Attachment for the the Subscription Kit and Per Incident Upgrade products shall be as follows:

       1. Aggregate Annual Activity Level (all Sun products):                               [***]

       2. Quarterly Sales Targets:    [***]

       3. Discount:
          Annual Volume Discount              Product Categories*: [***]

       4. Value Added Discount [***]. If Customer provides the following additional services to Sun's satisfaction, Customer will qualify to receive this discount:

           -  Actively market and support the Subscription Kits and Per Incident
              Upgrades to create and continually increase End User market demand, including but not limited to, participating in all applicable Sun marketing programs, which may include features such as cooperative advertising and promotions.

           - Submit on-time monthly sales reporting, including but not limited to, lead tracking activity, disposition and follow-up, sales forecast, point-of-sales and other reporting identified in Section
              4.1 of the Agreement.

           - Actively recruit and train field sales representatives on the Subscription Kits and Per Incident Upgrades.

           - Maintain a minimum of two technical pre-sales support staff, one dedicated product marketing person, and at least three full time dedicated sales personnel.

          Customer's performance of the foregoing activities will be evaluated quarterly and determination of whether or not Customer performed such activities satisfactorily will be made solely by Sun.

       5. Marketing Rebate based on number of products sold to End Users in previous quarter [***]. This fund will be available to Customer to fund a variety of promotional activities to create End User demand for the Subscription Kits and Per Incident
          Upgrades (e.g., print advertising, trade shows, sales seminars, direct mail marketing collateral, sales promotions and training expenses). To qualify for this funding, within ten (10) days from the Effective
          Date, Customer must submit to Sun a marketing plan for Sun's approval, and thereafter, Customer must provide Sun with a quarterly marketing plan detailing the prior quarter's marketing activities and plans for the next quarter's marketing activities.

________________

* Decrease in product categories is anticipated July 1, 1997.

                                   12 of 12
__________
[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities & Exchange Commission.

                                Amendment One

                                      to

    Software Subscription Services Outsourcing and Distribution Agreement

                                   between

                                 Sunsoft, Inc.

                                     and

                             UniDirect Corporation

This Amendment One includes the attached Exhibit 1 and Attachment 3 (collectively, the "Amendment") and is made to the Software Subscription Services Outsourcing and Distribution Agreement No. 8944, effective March 18, 1997 (the "Agreement"). This Amendment is made and entered into this 20th day of May, 1997 (the "Amendment Effective Date"), by and between SunSoft, Inc., a California corporation ("Sun") and UniDirect Corporation, ("Customer"). All capitalized terms used herein shall have the same meaning set forth in the Agreement.


In witness whereof, the parties have caused this Amendment One to be executed by their authorized representatives.

Sun:                                        Customer:

By: /s/ S. Nelson French Jr.                By:  /s/ Bernard Jubb
    -----------------------------              ---------------------------------
        S. Nelson French Jr.

Name:  Dave Walker                          Name: Bernard Jubb
     ----------------------------                -------------------------------

Title:  VP, WORLDWIDE FIELD OPS.            Title: PRESIDENT, UNIDIRECT CORP.
      ---------------------------                 ------------------------------

Date: 6-2-97                                Date: 5/20/97
      ---------------------------                 ------------------------------

1. Territory. Definition for Territory is deleted in its entirety and replaced with the following: Customer's "Territory" shall mean the geographical region specified in Attachment 3 (Product Attachment and Territory).

2. Paragraph 1.0 (Definitions). The following paragraphs are deleted in their entirety and replaced with the following:

     (a) Paragraph 1.12. - "Per Incident Upgrade(s)" means the binary code version of the Updates, Version Releases, or Product Releases designated in the Price List as Sun Software Subscription program product(s) that may be delivered to Customer in prepackaged shrink-wrap form, or, on media that is not contained in product packaging. The Software Product(s) for which the Per Incident Upgrade(s) is being acquired is listed on Attachment 3.

     (b) Paragraph 1.16- "Sun Software Subscription Certificate Kit(s) " or "Subscription Kit(s)" means the tangible paper copy or electronically downloadable materials designated in the Price List as Sun Software Subscription program product that may be delivered to Customer in a tangible pre-packaged kit or electronic form. The Subscription Kit contains a certificate for the Sun Software Subscription services entitling an End User to receive drop-shipments of Updates, Version Releases, Product Releases and Error Corrections directly from Sun; the Sun Software Subscription services program terms and conditions; the registration and acceptance form for End User(s) to complete and return to Sun; and, miscellaneous End User marketing collateral. The Software Product(s) for which the Subscription Kit(s) is being acquired is listed on Attachment 3.

     (c) Paragraph "l.198te" is a typo and is deleted in its entirety and replaced with the following: 1.18 "Update" means a release of a Software Product which is designated by Sun in its sole discretion as a change in the digit(s) to the right of the tenths digit in the Software Product version number [x.x.(x)].

3. Paragraph 2.1 (License Grant). Subparagraph (a) of the Agreement is deleted in its entirety and replaced with the following:

     (a) Subject to and in consideration of the conditions and restrictions set forth in this Agreement, Sun grants to Customer a non-transferable, non-exclusive, fee-bearing, limited license to distribute the Subscription Kits and Per Incident Upgrades specified on

                                    1 of 6

Sun Confidential                                              Agreement No. 9280

Attachment 3 directly to End Users. Such distribution shall be limited to distribution within the Territory. Customer acknowledges that the Per Incident Upgrades delivered hereunder may be delivered in either electronic downloadable form or in prepackaged shrink-wrap form. Customer may not open the tangible paper copy of the Subscription Kits nor the Per Incident Upgrades package prior to delivery to End Users. The foregoing license grant shall be contingent upon Customer establishing and maintaining to the reasonable satisfaction of Sun, procedures and processes necessary to segregate Customer's activities and databases associated with performing under this Agreement, from the activities and databases of Customer associated with providing outsourcing services on behalf of its other customers.

4. Paragraph 2.3 (Trademarks). Paragraph 2.3 of the Agreement is deleted in its entirety and replaced with the following:

    2.3  Trademarks.

    (a) Protection of Sun Trademarks. "Sun Trademark(s)" means the SUNSOFTSERVICES portion of the "WWW.UNIDIRECT.COM/SUNSOFTSERVICES/" URL domain name or such additional or replacement mark(s) as Sun may provide from time-to-time under this Agreement (collectively, the "URL Domain Name Mark(s)"), and all names, marks, logos, designs, trade dress and other brand designations used by Sun in connection with its products. Customer acknowledges that Sun is the sole owner of all right, title and interest in and to the Sun Trademarks and the goodwill associated therewith, and that any use of any Sun Trademark by Customer shall inure to the sole benefit of Sun. Customer is granted no right, title, license to, or interest in, any Sun Trademark. Customer agrees not to: (i) do anything that might harm the reputation or goodwill of any Sun Trademark; (ii) challenge Sun's rights or interests in or attempt to register any Sun Trademark or any mark or logo similar thereto; (iii) take any action inconsistent with Sun's ownership of the Sun Trademarks; (iv) remove, alter, nor, except as otherwise expressly provided for below in regards to the URL Domain Name Mark, add to any Sun Trademark or co-logo with any Customer products; and, (v) incorporate, except as otherwise expressly provided for below in regards to the URL Domain Name Mark, any Sun Trademark into Customer's trademarks, service marks, company names, internet addresses, domain names, or any other similar designations. Should Customer acquire by operation of law or otherwise any rights in any Sun Trademark, it shall immediately upon request by Sun and at no expense to Sun assign to Sun all such rights and associated goodwill and related instruments (e.g., applications and/or registrations). Customer shall assist Sun as necessary to protect and maintain Sun's rights worldwide in the Sun Trademarks, including giving prompt notice to Sun of any potential infringement thereof, and cooperating with Sun in the preparation, execution and recording of legal documents necessary to register or otherwise protect the Sun Trademarks.

    Customer may refer to Sun products by their associated Sun Trademarks in Customer's advertising or marketing materials, provided that the Sun trademarks are (i) attributed to Sun Microsystems, Inc according to the trademark legend in the TM Guidelines and in an appropriate location in such materials; and, (ii) such reference is not misleading and complies with the then current "Sun Trademark and Logo Policies" and "Advertising Guide" (the "TM Guidelines"), both of which may be modified from time-to-time. Sun reserves the right to approve all such materials, and Customer agrees to promptly modify any materials that do not comply with this Paragraph (a). Copy of the current TM Guidelines may be obtained by contacting the Sun Trademark - Intellectual Property Group at 415.785.8095, or email to trademarks@sun.com.

    (b) Logo Use Permission. Customer may use the "Sun Software Subscription" logo and "Sun Channel Affiliate" special program logo (collectively, the "Logos") depicted in Exhibit A only: (i) in the exact form of approved camera-ready logo artwork provided by Sun; (ii) in pre-sale advertising and marketing materials that prominently display Customer's own corporate name and logo, but not on or in product, product media, shipping containers, packaging, documentation, or other items that accompany Customer's products at or after the point of sale; (iii) if the following legend on the page where the Logos appear is used: "The Sun Software Subscription logo and The Sun Channel Affiliate special program logo are trademarks or registered trademarks of Sun Microsystems, Inc., in the U.S. and other countries"; (iv) in a manner no more prominent than Customer's corporate name and logo; and, (v) in accordance with the then current TM Guidelines.

    (c) URL Domain Name Mark Use Permission. Customer may use the URL Domain Name Mark incorporated into the URL domain name WWW.UNIDIRECT.COM/SUNSOFTSERVICES/, regardless of where registered, only: (i) on and in connection with a single web site that is maintained by Customer; (ii) if the single web site is resident on a server in the United States; (iii) if the single web site is dedicated to Sun Software Subscription Certificate Kit products, services, technologies, and information; and, (iv) if the single web site conforms to the Quality Standards set forth below. The single web site maintained by Customer satisfying the conditions stated in subparts (i) through
(iv) shall mean the "Customer's Web Site".

    (d) Quality Standards. Customer's Web Site shall conform to all standards and requirements set forth in this subparagraph (d) (the "Quality Standards"). Customer shall give prompt written notice to Sun of any compliant or other indication by any customer, user, or other third party that Customer's Web Site may not conform to the Quality Standards. Upon notice from Sun at any time, Customer shall correct any lack of compliance with the Quality Standards by promptly making any modifications to Customer's Web Site necessary to meet the Quality Standards and shall provide to Sun written confirmation of the specific modifications or steps taken to ensure conformance.

                                    2 of 6

Sun Confidential                                              Agreement No. 9280

          (i) Content. Content of Customer's Web Site shall include advertising, news, pertinent information, downloadable Subscription Kits, and hotlinks. Customer's Web Site shall also contain sufficient advertising space exclusively for Sun's use to promote the Subscription Kits.

          (ii) Industry Standards. Customer's Web Site shall meet an overall standard of quality as high or higher than: (a) the standard of quality met by all other web sites of Customer; (b) the standard of quality met by the Sun Microsystems, Inc. web site; and, (c) the standard of quality met by the web sites of other prominent and reputable companies in the computer industry. Customer's Web Site shall be accurate, up-to-date, visually and aurally appealing, and in no way misleading or deceptive.

          (iii) Hotlinks. All hotlinks Customer wishes to include on Customer's Web Site shall be approved in advance by Sun, which approval shall be within Sun's sole discretion. Customer shall provide Sun with notice identifying each new hotlink it wishes to add to Customer's Web Site and Sun shall either approve or reject the hotlink in writing within five (5) business days. Upon five (5) business days notice from Sun, Customer shall remove from Customer's Web Site any hotlink specified by Sun within it's sole discretion.

          (iv) Advertising. Within fifteen (15) business days prior to placement of any advertisement on Customer's Web Site, Customer shall provide an advertising schedule to Sun for Sun's approval. Sun will either approve or reject the advertising schedule in writing within ten (10) business days. Upon five
                 (5) business days notice from Sun, Customer shall remove from Customer's Web Site any advertisement specified by Sun within it's sole discretion.

          (v) Support and Performance Measures. Customer will provide to Sun for its approval information on staffing, support, reliability, and response time for Customer's Web Site.

          (vi) Compliance with Laws. Customer shall comply with all applicable Import and Export laws, all other applicable laws, rules and regulations in the operation and maintenance of Customer's Web Site and shall not violate or infringe any rights of third parties.

          (vii) Damage to Sun's Reputation. Customer will not operate Customer's Web Site or use the URL Domain Name Mark in any manner which, within Sun's sole opinion, would be deemed to be obscene, pornographic, excessively violent or otherwise in poor taste or unlawful.

          (viii) Evaluation and Termination by Sun. Within ten (10) business days prior to Customer launching Customer's Web Site live, Customer will provide to Sun samples or mock-ups showing Customer's intended use of Customer's Web Site. Sun shall promptly review and approve such intended use in writing, or shall within five (5) business days provide Customer with objections and recommended revisions. In the event of Sun's rejection, Customer shall then have two (2) business days to either implement Sun's recommended revisions or submit an alternative proposal.

                 Within ten (10) business days prior to any significant redesign of previously approved Customer's Web Site, Customer shall provide to Sun samples or mock-ups showing such intended redesign. Sun shall promptly review and approve such redesign in writing, or within such ten day period provide Customer with objections and recommended revisions. In the event of Sun's rejection, Customer shall have ten (10) business days to either implement Sun's recommended revisions or submit an alternative proposal.

                 Sun shall have the right to review and evaluate Customer's Web Site throughout Term of this Agreement for conformance to the Quality Standards. Customer will provide all assistance reasonably necessary for Sun to conduct such review and evaluation. In the event of Customer's failure to comply with the Quality Standards upon written notice to Customer, Sun shall have the right to immediately terminate Customer's permission to use the URL Domain Name Mark, without further notice to Customer.

     (e) No other Permissions: Revision of Logos and/or URL Domain Name Marks. Sun grants to Customer no other permission to use the Logos and/or URL Domain Name Marks. Customer shall promptly modify any use of the Logos and/or URL Domain Name Marks that do not comply with this Agreement upon notice from Sun specifying the non-compliance, which noncompliance shall be determined within Suns sole discretion. At its sole discretion and at any time, Sun may change the Logos and/or URL Domain Name Marks, or create new Logos and/or URL Domain Name Marks to replace the Logos and/or URL Domain Marks currently in use. Upon reasonable notice from Sun, Customer shall promptly modify its use of the Logos and/or URL Domain Name Marks to conform to any such changed or new Logo and or URL Domain Name Marks specifications, such that Customer remains, at all times, in compliance with this Agreement.

     (f) DISCLAIMER OF WARRANTIES. SUN MAKES NO WARRANTIES OF ANY KIND, INCLUDING THE VALIDITY OF SUN'S RIGHTS IN THE LOGOS AND/OR URL DOMAIN NAME
MARKS IN ANY COUNTRY, AND DISCLAIMS ALL WARRANTIES, CONDITIONS, AND SATISFACTORY QUALITY THAT MIGHT BE IMPLIED BY APPLICABLE LAWS, INCLUDING WARRANTIES AGAINST INFRINGEMENT OF THIRD PARTY TRADEMARKS.

                                   3 of 6

Sun Confidential                                              Agreement No. 9280

     (g) LIMITATION OF LIABILITY. SUN SHALL NOT BE LIABLE FOR INDIRECT, PUNITIVE, CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES (INCLUDING LOST PROFITS OR OTHER ECONOMIC ADVANTAGE) UNDER THIS AMENDMENT OR OTHERWISE RELATED TO USING THE LOGOS AND/OR URL DOMAIN NAME MARKS OR TO TERMINATION OF THIS AMENDMENT, REGARDLESS OF THE LEGAL THEORY OF RECOVERY, OR WHETHER SUN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     (h) Indemnification. Customer shall indemnify, defend, and hold Sun harmless against any loss, liability, damage, cost or expense, including reasonable attorneys' fees and all consequential and incidental damages, arising out of any claim or action brought against Sun alleging liability on the basis of the manufacture, marketing, advertising, distribution, export, sale or use by any person of any of Customer's products and/or services marketed with the Logos, or on the basis of any use of the Logos and/or URL Domain Name Marks by Customer, or on the basis of any maintenance or operation of Customer's Web Site by Customer; provided, however, that Customer shall not be obligated to indemnify or defend Sun on account of any claim of trademark infringement to the extent that Customer is in compliance with this Amendment.

                                    4 of 6

Sun Confidential                                              Agreement No. 9280

                                   Exhibit A

                             Depiction of Logo(s)


                    [LOGO OF SUN MICROSYSTEMS APPEARS HERE]

               [LOGO OF SUN SOFTWARE SUBSCRIPTION APPEARS HERE]

                                    5 of 6

Sun Confidential                                              Agreement No. 9280

                                 Attachment 3

                       Product Attachment and Territory



     Subscription Kit and/or Per Incident Upgrade Product(s)      Territory
     -------------------------------------------------------      ---------

  1. Subscription Kit for Software Products listed on           U.S. and Canada
     Price List

  2. Subscription Kit for Catalyst Developer CD/4/              Worldwide

  __________________

* This Software Product will receive the Category "B" Annual Volume Discount as listed on Attachment 2 (Annual Activity Level Matrix) to the Agreement.

                                    6 of 6

Sun Confidential                                              Agreement No. 9508
                                Amendment Three

                                      to

     Software Subscription Services Outsourcing and Distribution Agreement

                                    between

                                 SunSoft, Inc.

                                      and

                             UniDirect Corporation

This Amendment Three including Exhibit 1 (the "Amendment") is made to the Software Subscription Services Outsourcing and Distribution Agreement No. 8944, effective March 18, 1997, as amended, (the "Agreement"). This Amendment is made and entered into by and between SunSoft, Inc., a California corporation, located at 2550 Garcia Avenue, Mountain View, California 94043 ("Sun") and UniDirect Corporation ("Customer"). This Amendment will be effective on the date signed by Sun (the "Effective Date"). This Amendment augments the Agreement. To the extent there is a conflict between the Agreement and this Amendment, the terms of this Amendment will take precedence over the Agreement with regard to the subject matter described herein. All capitalized terms used herein shall have the same meaning set forth in the Agreement, unless otherwise stated.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized representatives. All other terms and conditions of the Agreement shall remain in full force and effect, unless otherwise stated.

Sun:                                                   Customer:

By:    /s/ Brian C. Gentile                            By:    /s/ Bernard Jubb
       ------------------------------------------             ------------------------------------------

Name:  Brian C. Gentile                                Name:  Bernard Jubb
       ------------------------------------------             ------------------------------------------
       (printed or typed)                                     (printed or typed)

Title: V.P., Marker Development Software Services      Title: PRESIDENT, UNIDIRECT CT CORP.
       ------------------------------------------             ------------------------------------------

Date:  6-16-99                                                6/10/97
       ------------------------------------------             ------------------------------------------

                         General Terms and Conditions

1.0   DEFINITIONS

      The following shall be added as a new clause:

1.20 "Sun Developer CD" means the machine-readable, executable code for the Sun computer software product containing the tools, code samples, white papers, and miscellaneous information on Sun's current and emerging technologies. The Sun Developer CD is published four (4) times annually and licensed to End Users on a subscription basis under terms of the BCL.

2.0   LICENSE TERMS AND CONDITIONS

2.1   License Grant

(a) The license grant clause shall also include license to distribute Sun Developer CD on a worldwide basis. All references to the Subscription Kit for Catalyst Developer CD in Amendment One to the Agreement, effective May 20, 1997, are hereby deleted in their entirety and will have no force and effect whatsoever

3.0   SUN OBLIGATIONS

      The following shall be added as a new clause:

3.4 Promotional Copies of Sun Developer CD. Sun will provide Customer with a reasonable number of copies of Sun Developer CD at no cost to Customer, up to a maximum of fifty (50) copies for each publication. Customer is restricted to using the promotional CDs for activities intended to promote and create End User demand for the Sun Developer CD subscription (e.g., demonstrations, sales

                                    1 of 3

Sun Confidential                                              Agreement No. 9508

promotions, training. etc.). Customer is prohibited from copying or distributing the promotional CDs, or from using for any other purpose other than as expressly set forth herein.

 .0   CUSTOMER REPORTING REQUIREMENTS; REFUNDS; AND STOCK ROTATIONS

4.1 Reports Customer is obligated to provide to Sun will also include information concerning the Sun Developer CD. The following shall be added as new clauses:

4.4 Subscription Renewals. Customer will implement and manage the subscription renewal process for all Sun Developer CD End User subscribers.

4.5 End User Subscription Database. Customer will cooperate and work with the database vendor selected by Sun to establish and maintain a current End User subscriber database. Customer will, at its expense, forward information pertaining to the End User Sun Developer CD subscriber directly to the database vendor.

6.0   TERM; TERMINATION; AND SURVIVAL

      The following shall be added as a new clause:

6.7 Applicability to this Amendment. All provisions of this Section 6.0 shall also apply to Sun Developer CD; however, this Amendment may be renewed or terminated pursuant to terms of this Section 6.0 independently of renewal or termination of any individual Subscription Kit or Per Incident Upgrade.

7.0   PAYMENT; ANNUAL ACTIVITY LEVEL; AND TAXES

      The following clause shall be applicable to Sun Developer CD:

7.1 Payment Terms. In consideration of the rights granted to Customer hereunder, Customer shall pay to Sun the Fees and other payments for the Sun Developer CD within thirty (30) days from Sun's invoice date. Sun's acceptance of this Amendment and any associated order(s) does not imply Sun's approval of an open line of credit. Credit terms are established by Sun based in part upon Customer's financial and payment records. Sun reserves the right to place Customer on credit hold in the event Customer's financial condition ceases to warrant the credit terms described above. Customer may not be required to pay the disputed portion of any invoice, pending resolution of that dispute; provided, however, that notice of the dispute has been forwarded to Sun in writing within fifteen (15) days of the date of the invoice.

7.2 Payment of Fees and Annual Activity Level. The Annual Activity Level Matrix for Sun Developer CD is set forth in Exhibit 1 to this Amendment.

                                    2 of 3

Sun Confidential                                              Agreement No. 9508

                                   Exhibit 1

                         Annual Activity Level Matrix


I.    Sun Annual Activity Level/Discount Matrix

      Discount(s) provided to Customer under this Attachment for the Sun Developer CD shall be as follows:

          1.   Aggregate Annual Activity Level for Sun Developer CD only:                     [***]

          2.   Quarterly Sales Targets:  [***]

          3.   Annual Volume Discount: [***]

          4. Value Added Discount [***]. If Customer provides the following additional services to Sun's satisfaction, Customer will qualify to receive this discount:

                    - Actively market and support the Sun Developer CD to create and continually increase End User market demand, including but not limited to, participating in all applicable Sun marketing programs, which may include features such as cooperative advertising and promotions.

                    - Submit on-time monthly sales reporting, including but not limited to, lead tracking activity, disposition and follow-up, sales forecast, point-of-sales and other reporting identified in Section 4.1 of the Agreement.

                    - Actively recruit and train field sales representatives on the Sun Developer CD.

                    - Maintain a minimum of two technical pre-sales support staff, one dedicated product marketing person, and at least three full time dedicated sales personnel.

               Customer's performance of the foregoing activities will be evaluated quarterly and determination of whether or not Customer performed such activities satisfactorily will be made solely by Sun.

          5. Marketing Rebate based on number of products sold to End Users in previous quarter [***]. This fund will be available to Customer to fund a variety of promotional activities to create End User demand for the Sun Developer CD (e.g., print advertising, trade shows, sales seminars, direct mail marketing collateral, sales promotions and training expenses). To qualify for this funding, within ten (10) days from the Effective Date, Customer must submit to Sun a marketing plan for Sun's approval, and thereafter, Customer must provide Sun with a quarterly marketing plan detailing the prior quarter's marketing activities and plans for the next quarter's marketing activities.

______________________

* First quarter starts on June 1, 1997 and ends on September 30, 1997.

                                    3 of 3

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities & Exchange Commission.

SUN CONFIDENTIAL                                             Agreement No. 11399
                               Amendment Four to

     Software Subscription Services Outsourcing and Distribution Agreement

                                    between

              Sun Microsystems, Inc. (successor to SunSoft, Inc.)

                                      and

       Rainmaker Systems, Inc. (formerly known as UniDirect Corporation)

This Amendment Four including Exhibit A (the "Amendment") is made to the Software Subscription Services Outsourcing and Distribution Agreement No. 8944, as amended (the "Agreement") and entered into by and between Sun Microsystems, Inc., the successor to SunSoft, Inc. ("Sun") and Rainmaker Systems, Inc. formerly known as UniDirect Corporation ("Customer"), and is effective as of the date signed by Sun below. This Amendment is in addition to the Agreement. To the extent there is a conflict between the Agreement and this Amendment, the terms of this Amendment shall take precedence over the Agreement with regard to the subject matter described herein. All capitalized terms used herein shall have the same meaning set forth in the Agreement, unless otherwise stated. The parties agree as follows:

1. Paragraph 2.3(b) of the Agreement is deleted in its entirety and replaced by the following:

(b) Logo Use Permission. Customer may use only the "Authorized Software Subscriptions" special program logo (the "Logos") depicted in Exhibit A, and only: (i) in the exact form of approved camera-ready logo artwork provided by Sun; (ii) in pre-sale advertising and marketing materials that prominently display Customer's own corporate name and logo, but not on or in product, product media, shipping containers, packaging, documentation, or other items that accompany Customer's products at or after the point of sale; (iii) if the following legend on the page where the Logos appear is used: "Sun, Sun Microsystems, and the Sun logo are trademarks or registered trademarks of Sun Microsystems, Inc. in the U.S. and other countries"; (iv) in a manner no more prominent than Customer's corporate name and logo; and (v) in accordance with the then current TM Guidelines.

2. Exhibit A (Depiction of Logo(s)) of the Agreement is deleted in its entirety and replaced by Exhibit A (Depiction of Logo(s)) attached hereto.

3. The last sentence of Paragraph 3.3 of the Agreement is deleted in its entirety and replaced by the following sentence:

Customer will answer the caller by stating: "Sun Authorized Software Subscriptions."

Except as expressly amended herein, the Agreement shall remain unaltered and in full force and effect.

Sun Microsystems, Inc.                       Rainmaker Systems, Inc.

By:    /s/ Jay Puri                          By:    /s/ Robert Mason
       ---------------------------------            ---------------------------------
Name:  Jay Puri                              Name:  Robert Mason
       ---------------------------------            ---------------------------------
Title: VP WW Software & Technology Sales     Title: CFO
       ---------------------------------            ---------------------------------
Date:  4/30/99                               Date:  1-15-99
       ---------------------------------            ---------------------------------

SUN CONFIDENTIAL                                             Agreement No. 11399

                                   Exhibit A

                             Depiction of Logo(s)

                  [LOGO OF SUN(R) MICROSYSTEMS APPEARS HERE]
                  ------------------------------------------
                              AUTHORIZED SOFTWARE
                    ---------------------------------------
                                 SUBSCRIPTIONS
                    ---------------------------------------

SUN CONFIDENTIAL                                             Agreement No. 14856

                               Amendment Five to

     Software Subscription Services Outsourcing and Distribution Agreement

                                    between

              Sun Microsystems, Inc. (successor to SunSoft, Inc.)

                                      and

       Rainmaker Systems, Inc. (formerly known as UniDirect Corporation)

This Amendment Five (the "Amendment") is made to the Software Subscription Services Outsourcing and Distribution Agreement No. 8944, as amended (the "Agreement") and entered into by and between Sun Microsystems, Inc., the successor to SunSoft, Inc. ("Sun") and Rainmaker Systems, Inc. formerly known as UniDirect Corporation ("Customer"), and is effective as of the date signed by Sun below ("Effective Date"). This Amendment is in addition to the Agreement. To the extent there is a conflict between the Agreement and this Amendment, the terms of this Amendment shall take precedence over the Agreement with regard to the subject matter described herein. All capitalized terms used herein shall have the same meaning set forth in the Agreement, unless otherwise stated. The parties agree as follows:

Customer may perform under the Agreement using the registered dba "IN STEP Solutions" and using the IN STEP Solutions logo current as of the Effective Date ("IN STEP Logo"). Specifically, Customer may use the IN STEP Solutions name and IN STEP Logo where the Agreement requires use of the Customer's own corporate name and logo. Customer may not, however, use the IN STEP Solutions name or Logo in a manner to confuse third parties or the public as to the origin of goods or services distributed or offered by Customer.

Notwithstanding any of the foregoing, Customer remains bound by and subject to all terms and conditions of the Agreement, and acknowledges that Customer is fully responsible for all acts and omissions carried out under the name IN STEP Solutions.


Except as expressly amended herein, the Agreement shall remain unaltered and in full force and effect.

Sun Microsystems, Inc.                       Rainmaker Systems, Inc.


By:    /s/ Jay Puri                          By:    /s/ Robert Mason
       ---------------------------------            ---------------------------------
Name:  Jay Puri                              Name:  Robert Mason
       ---------------------------------            ---------------------------------
Title: VP WW Software & Technology Sales     Title: CFO
       ---------------------------------            ---------------------------------
Date:  4/30/99                               Date:  2-12-99
       ---------------------------------            ---------------------------------

SUN CONFIDENTIAL                                             Agreement No. 15171

                               Amendment Six to

           Software Subscription Services and Distribution Agreement

                                    between

              Sun Microsystems, Inc. (successor to SunSoft, Inc.)

                                      and

       Rainmaker Systems, Inc. (formerly known as UniDirect Corporation)


     This Amendment Six ("the Amendment") is made to the Software Subscription Services Outsourcing and Distribution Agreement No. 8944, as amended
     (the "Agreement") and entered into by and between Sun Microsystems, Inc., the successor to Sunsoft, Inc. ("Sun") and Rainmaker Systems, Inc. formerly known as UniDirect corporation ("Customer"), and is effective as of the date signed by Sun below ("Effective Date"). This Amendment is in addition to the Agreement. To the extent there is a conflict between the Agreement and this Amendment, the terms of this Amendment shall take precedence over the Agreement with regard to the subject matter described herein. All capitalized terms used herein shall have the same meaning set forth in the Agreement, unless otherwise stated. The parties agree as follows:

     The term of the Agreement is extended for an additional 30 days, ending on April 16, 1999.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized representatives. All other terms and conditions of the Agreement shall remain in full force and effect, unless otherwise stated.

     Sun Microsystems, Inc.                  Rainmaker Systems, Inc.

     Sun Microsystems, Inc.                       Rainmaker Systems, Inc.

     By:    /s/ Jay Puri                          By:    /s/ Michael Silton
            ---------------------------------            ---------------------------------
     Name:  Jay Puri                              Name:  Michael Silton
            ---------------------------------            ---------------------------------
     Title: VP WW Software & Technology Sales     Title: CEO
            ---------------------------------            ---------------------------------
     Date:  4/30/99                               Date:  3-29-99
            ---------------------------------            ---------------------------------

SUN CONFIDENTIAL                                             Agreement No. 15321
                              Amendment Seven to

     Software Subscription Services Outsourcing and Distribution Agreement

                                    between

              Sun Microsystems, Inc. (successor to SunSoft, Inc.)

                                      and

       Rainmaker Systems, Inc. (formerly known as UniDirect Corporation)

This Amendment Seven (the "Amendment") is made to the Software Subscription Services Outsourcing and Distribution Agreement No. 8944, as amended (the "Agreement") and entered into by and between Sun Microsystems, Inc., the successor to SunSoft, Inc. ("Sun") and Rainmaker Systems, Inc. formerly known as UniDirect Corporation ("Customer"), and is effective as of the date signed by Sun below ("Effective Date"). This Amendment is in addition to the Agreement. To the extent there is a conflict between the Agreement and this Amendment, the terms of this Amendment shall take precedence over the Agreement with regard to the subject matter described herein. All capitalized terms used herein shall have the same meaning set forth in the Agreement, unless otherwise stated. The parties agree as follows:

1. The first two lines of Paragraph 2.3(c) of the Agreement are deleted in their entirety and replaced with the following;

"(c) URL Domain Name Mark Use Permission. Customer may use the URL Domain Name Mark incorporated into the URL domain name WWW.INSTEPSOLUTIONS.COM/ SUNAUTHORIZEDSOFTWARESUBSCRIPTIONS/, regardless of where registered, only: (i) on and in Connection with a..."

2. Paragraph 3.2 of the Agreement is deleted in its entirety and replaced with the following:

"32 Customer Access to Sun Database. Customer shall have access to Sun's Software and Technologies customer database ("SWAT Database"), which is Confidential Information of Sun, only via a third party, bonded mail house preapproved by Sun ("Approved Mailhouse"), under the following conditions:

(a) All Customer mailers relaying any information on Sun products and/or services must be approved by Sun prior to mailing.

(b) The Sun SWAT Database will only be sent or disclosed to an Approved Mailhouse upon Sun's preapproval of Customer's mailer program and the mailer itself.

(c) Each SWAT Database pull that is sent to the Approved Mailhouse can only be used once, for the approved mailer program.

(d) Sun-designated Sun employees must be included in each drop of every mailing relating to Sun products and/or services.

(e) All nixies/returns and other database updates must be sent by Customer to a Sun specified vendor on a monthly basis or as otherwise determined by Sun.

SUN CONFIDENTIAL                                             Agreement No. 15321

(f) electronic-mail communications from or on behalf of Customer to any contact or entry in the SWAT Database are prohibited.

(g) Customer must fully comply with the Sun Privacy Policy and any other rules, regulations and guidelines set by Sun regarding copy, creative, layout, list strategy, privacy, database usage and any other procedures/policies related to direct marketing and telesales.

(h) Except as expressly permitted herein, Customer may not use the SWAT Database or any part thereof, or sell, exchange, rent, distribute or transfer the SWAT Database or any part thereof in any way to any partner, vendor, channel member, organization or third party."

3.  Paragraph 6 of the Agreement is modified as follows:

"The term of the Agreement shall extend from April 16, 1999 to March 17, 2000 (the "Extended Term"), and at the end of the Extended Term, shall be automatically renewed for an additional one (1) year period, unless at least sixty (60) days prior to the end of the Extended Term either party gives the other written notice of its intent not to renew for such additional one year period."

Except as expressly amended herein, the Agreement shall remain unaltered and in full force and effect.


Sun Microsystems, Inc.                  Rainmaker Systems, Inc.

By:    /s/ Glenn Cross                  By:    /s/ Michael Silton
       ------------------------                ------------------------
Name:  Glenn Cross                      Name:  Michael Silton
       ------------------------                ------------------------
Title: VP Sales                         Title: CEO
       ------------------------                ------------------------
Date:  5/19/99                          Date:  5/5/99
       ------------------------                ------------------------

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

SUN CONFIDENTIAL                                             Agreement No. 10925

                      ASSIGNMENT OF TERMS AND CONDITIONS
                           OF OUTSOURCING AGREEMENT
                          AND APPROVAL OF ASSIGNMENT


This Assignment is made and entered into by and between Sun Microsystems, Inc. ("Sun"), UniDirect Corporation (the "Assignor"), and Rainmaker Systems, Inc., a california corporation, located at 1800 Green Hills Road, Scotts Valley, CA 95066 (the "Assignee"), and is effective on the date set forth below on which the Assignment is signed by Sun. The parties agree as follows:

1. Sun and Assignor entered into the Sun Software Subscription Services Outsourcing and Distribution Agreement No. 8944, effective March 18, 1997, including all amendments thereto (the "Agreement"). Under the Agreement, Assignor obtained the right to distribute Subscription Kits and Per Incident Upgrades as defined in the Agreement. Paragraph 15.6 of the Agreement requires Sun's prior written approval of any assignment or transfer of the Agreement by Assignor.

2. Assignor has changed its corporate name from UniDirect Corporation to Rainmaker Systems, Inc. and has requested Sun's approval for assignment of the Agreement to the Assignee.

3. Subject to the following conditions, Sun hereby gives its approval to the assignment and transfer of the Agreement from the Assignor to the Assignee:

     (a) Assignee accepts and agrees to all the terms and conditions of the Agreement, including but not limited to the payment obligations of Assignor and agrees to be bound thereby, and Assignee agrees to perform all duties and obligations set forth in such Agreement.

4. In witness whereof, the parties have caused this Assignment to be executed by their authorized representatives.


Assignor Accepts              Assignee Accepts:          Sun Approved:

Name:   Robert Mason          Name:   Robert Mason       Name: ________________
      -----------------             -----------------

By: /s/ Robert Mason          By: /s/ Robert Mason       By:___________________
    -------------------           -------------------

Title:  CFO & Secretary       Title:  CFO & Secretary    Title:________________
        ---------------               ---------------

Date:   8-25-98               Date:   8-25-98            Date:_________________
        ---------------               ---------------

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